ABV Consulting, Inc.

Unit 1101-1102, 11/F, Railway Plaza

39 Chatham Road S.

Tsim Sha Tsui, Kowloon, Hong Kong

(852) 3106-2226

August 25, 2017

For Immediate Release

ABV Consulting, Inc. Announces MOUs For Acquisition of PRC Assets

ABV Consulting Limited (HK) (“ABV HK”), a subsidiary of ABV Consulting, Inc., a Nevada corporation with common stock quoted on the OTC Markets under the symbol “ABVN” (hereinafter “ABVN”), entered into certain memoranda of understanding for the purchase of assets which are based in the People’s Republic of China.

On July 25, 2017, ABV HK entered into a memorandum of understanding (the “Victoria MOU”) with Shandong Rushan Victoria Bay Tourism Development Company, Ltd. (“Victoria”), which developed and is the majority equity owner of the Rushan Binhai Tourism Resort (the “Resort”), located in Weihai Rushan City, Shandong Province, China. The Resort consists of 23 square kilometers of land (including land on islands surrounding the resort) and 37 square kilometers of ocean owned by Victoria and used by the Resort. The Resort is used by Asian tourists for a variety of purposes, including sightseeing, health and wellness, culture and entertainment, and corporate retreats and conferences. Pursuant to the MOU, ABV HK intends to pay 1.2 billion Chinese yuan in exchange for 73 percent ownership of Victoria. The terms of the Victoria MOU are not binding on the parties and are subject to the signing of a definitive agreement.

On July 22, 2017, ABV HK entered into a memorandum of understanding (the “Zhejiang MOU”) with Zhejiang Zhongmeng United Enterprise Management Shareholding Co., Ltd. (“Zhongmeng UEM”) located in Lishui City, Zhejiang Province, China. Zhongmeng UEM owns a 5,200 square meter facility in Lishui City which, in collaboration with other organic pig farms, produces 200,000 organic pigs annually. Pursuant to the Zhejiang MOU, and subject to the execution of a definitive agreement between the parties, ABVN plans to issue 25 million shares of its common stock, and Zhongmeng UEM plans to issue 70 percent of its total issued and outstanding equity to ABV HK. The Zhejiang MOU imposes on Zhongmeng UEM a two year holding period for the ABVN stock. The terms of the Zhejiang MOU are not binding on the parties and are subject to the signing of a definitive agreement.

About ABV Consulting, Inc.

ABV Consulting, Inc. (the “Company”) was incorporated by prior management in the state of Nevada on October 15, 2013. The Company is engaged in pursuing a strategic acquisition strategy focused on acquisition target companies with operations located primarily in Southeast Asia, the Pacific Islands, the People’s Republic of China (including Hong Kong and Macau), Taiwan and other jurisdictions within Asia, and with operations complimentary to the PRC’s broad “One Belt, One Road” (“OBOR”) regional investment and cooperation initiative.

Forward Looking Statements

This press release “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “pursue,” “expect,” “anticipate,” “predict,” “project,” “goals,” “strategy,” “future,” “likely,” “forecast,” “potential,” “continue,” negatives thereof or similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual future results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.